                                                                     Exhibit 4.6

                             ALS EXCHANGE AGREEMENT

          THIS ALS EXCHANGE AGREEMENT (this "Agreement") is made as of December 13, 2004, by and between Advanced Life Sciences Holdings, Inc., a Delaware corporation ("Holdings"), the Michael T. Flavin Revocable Trust, an Illinois trust (the "Trust"), and Karen Stec, and individual residing in the State of Illinois ("Stec" and, together with the Trust, the "Shareholders").

                                   WITNESSETH:

          WHEREAS, the Trust owns 400,000 shares and Stec owns 10,500 shares of common stock, no par value, of Advanced Life Sciences, Inc., an Illinois corporation ("ALS"), representing all issued and outstanding shares of common stock of ALS (the "ALS Shares"); and

          WHEREAS, ALS is undergoing a recapitalization and reorganization as of the date hereof (the "Recapitalization"); and

          WHEREAS, in connection with the Recapitalization, the Shareholders desire to transfer to Holdings the ALS Shares and, in return, Holdings desires to deliver to the Shareholders an equivalent number of shares of Holdings' common stock, $.01 par value per share ("Holdings Common Stock").

          NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

          SECTION 1.  EXCHANGE

          1.01 THE EXCHANGE. At the Closing (as hereinafter defined), on the terms and subject to the conditions set forth herein, the Shareholders agree to sell, transfer, assign and deliver to Holdings, free and clear of all liens, pledges, encumbrances, claims and equities of every kind, the ALS Shares, and Holdings agrees to sell, transfer, assign and deliver to the Shareholders, free and clear of all liens, pledges, encumbrances, claims and equities of every kind, 410,500 shares of Holdings Common Stock (the "Holdings Shares") (the exchange of the ALS Shares and the Holdings Shares is hereafter referred to as the "Exchange").

          1.02 ALLOCATION BETWEEN SHAREHOLDERS. In the Exchange, the Trust shall receive 400,000 Holdings Shares and Stec shall receive 10,500 Holdings Shares.

          1.03 THE CLOSING. The closing of the Exchange (the "Closing") will take place at the offices of Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, at such date and time and as may be mutually agreeable to Holdings and the Shareholders.

          SECTION 2.  CONDITIONS PRECEDENT

          2.01 CONDITIONS TO THE SHAREHOLDERS' OBLIGATION AT THE CLOSING. The obligation of the Shareholders to deliver the ALS Shares as provided in Section 1 hereof on the Closing Date is subject to the satisfaction as of the date of the Closing of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Holdings contained in Section 3 hereof shall be true and correct at and as of the Closing.

          (b) CLOSING DOCUMENTS. At the Closing, Holdings will have delivered to the Shareholders:

                (i) certificates representing the newly issued Holdings Shares; and

                (ii) such other documents relating to the transactions contemplated by this Agreement as the Shareholders may reasonably request.

          (c) SIMULTANEOUS CLOSINGS. The Closing shall take place substantially simultaneously with the closings of the other agreement and other transactions contemplated by the Recapitalization (the
     "Recapitalization Transactions").

          (d) PROCEEDINGS. All corporate, legal and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to the Shareholders.

          (e) WAIVER. Any condition specified in Section 2.01 may be waived if consented to by each Shareholder.

          2.02 CONDITION TO HOLDINGS' OBLIGATION AT THE CLOSING. The obligation of Holdings to deliver the Holdings Shares to the Shareholders on the Closing Date is subject to the satisfaction as of the date of the Closing of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders contained in Section 3 hereof shall be true and correct at and as of the Closing.

          (b) CLOSING DOCUMENTS. At the Closing, the Shareholders will have delivered to Holdings:

                (i) certificates representing the ALS Shares, each of which certificates shall be duly endorsed or accompanied by a duly executed stock power; and

                (ii) such other documents relating to the transactions contemplated by this Agreement as Holdings may reasonably request.

          (c) SIMULTANEOUS CLOSINGS. The Closing shall take place substantially simultaneously with the closings of the other
     Recapitalization Transactions.

          (d) PROCEEDINGS. All corporate, legal and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to Holdings.

          (e) WAIVER. Any condition specified in Section 2.02 may be waived if consented to by Holdings.

          SECTION 3. REPRESENTATIONS AND WARRANTIES

          (a) Holdings and the Shareholders expressly disclaim any and all representations and warranties, express or implied, except that:

                (i) Holdings warrants to the Shareholders that (A) it is duly organized and validly existing under the laws of the State of Delaware, (B) it has the requisite corporate power and authority to make, deliver and perform this Agreement, (C) it has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated thereby, (D) this Agreement has been duly executed and delivered on behalf of Holdings and (E) this Agreement constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms; and

                (ii) Each Shareholder warrants to Holdings that (A) it has the requisite power and authority to make, deliver and perform this Agreement, (B) this Agreement has been duly executed and delivered on behalf of such Shareholder and (C) this Agreement constitutes a legal, valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms.

          (b) Holdings and the Shareholders each acknowledge that they have had complete access to all information relating to the other necessary to make an informed decision regarding the Exchange, and have had the opportunity to negotiate the terms and conditions of the Exchange.

          SECTION 4. MISCELLANEOUS

          4.01 EXPENSES. Holdings shall pay all of the expenses incurred by all parties to this Agreement in connection with this Agreement, including without limitation, all legal fees.

          4.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein will survive the execution and delivery of this Agreement, regardless of any investigation made by the Shareholders or Holdings or on behalf of the Shareholders or Holdings.

          4.03 SUCCESSORS AND ASSIGNS. All terms and conditions contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

          4.04 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          4.05 COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

          4.06 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          4.07 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with, the laws of the State of Illinois, without regard to conflicts of laws principles.

          4.08 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties in respect of the subject matter hereof and supersedes any and all prior understandings (whether written or oral) in respect of such subject matter.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                        THE MICHAEL T. FLAVIN REVOCABLE
                                        TRUST

                                        /s/ Michael T. Flavin
                                        ----------------------------------
                                        By:    Michael T. Flavin
                                               Trustee

                                        /s/ Karen Stec
                                        ----------------------------------
                                        Karen Stec, in her individual capacity


                                        ADVANCED LIFE SCIENCES HOLDINGS, INC.

                                        /s/ John L. Flavin
                                        ----------------------------------
                                        By:    John L. Flavin
                                        Title: President


                             ALS EXCHANGE AGREEMENT